Exhibit 99.3

PRELIMINARY FULL YEAR ANNOUNCEMENT

DILIGENT BOARD MEMBER SERVICES, INC

RESULTS FOR ANNOUNCEMENT TO THE MARKET

Reporting Period:	Twelve months to 31st December 2013

Previous Reporting Period:	Twelve months to 31st December 2012

	Amount (000s) for the year ended December 31, 2013	Percentage change	Amount (000s) for the year ended December 31, 2012 (As restated)

Revenue from ordinary activities	$64,757	66%	$39,127

Profit (loss) from ordinary activities before tax attributable to security holders	$10,312	35%	$7,617

Profit (loss) from ordinary activities after tax attributable to security holders *	$6,376	(40%)	$10,654

Final Dividend on Ordinary Shares	Amount per security	Imputed amount per security
	Nil	Nil

Record Date	N/A
Dividend Payment Date	N/A

Final Dividend on Preferred Stock	Amount per security	Imputed amount per security
	$0.011 per share	N/A

Record Date	January 2, 2014
Dividend Payment Date	January 2, 2014

Comments	This Preliminary Full Year Report contains restated financial information for the year ended December 31, 2012. See Explanatory Note for more information.

*This is equivalent to net profit (loss) attributable to security holders.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

EXPLANATORY NOTE

On August 5, 2013 in the U.S., Diligent Board Member Services, Inc. (“we”, “us”, “our”, “Diligent” or “the Company”) announced that our historical financial statements for the fiscal years ended December 31, 2012, 2011 and 2010, and our interim financial statements for the fiscal quarter ended March 31, 2013 , would be restated due to errors discovered in our revenue recognition review, and that our financial statements previously filed with the U.S. Securities and Exchange Commission (the “SEC”) for such periods, including interim periods within such fiscal years, should no longer be relied upon. In addition, on January 28, 2014 in the U.S., we determined that due to an additional error in our historical financial statements relating to the accounting treatment of a note receivable from our predecessor entity, our historical financial statements previously filed with the SEC for the fiscal years ended December 31, 2012, 2011, 2010, 2009, 2008 and 2007, including interim periods within such fiscal years, should no longer be relied upon. The fiscal years and interim periods affected by such announcements are referred to as the “Affected Periods”.

This Preliminary Full Year Report includes restated balance sheet information as of December 31, 2012 and our unaudited restated financial results as of December 31, 2012 and for the year then ended, as well as our financial results as of December 31, 2013 and for the year then ended, which were not previously reported.

Management concluded that as of December 31, 2012, our internal control over financial reporting was not effective due to material weaknesses in our control environment, control activities and information and communication relative to stock option grants and stock issuances. Management also evaluated the effectiveness of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective as of December 31, 2012.  In connection with our restatement, management is in the process of re-evaluating the effectiveness of our internal control over financial reporting and has determined that our financial reporting control environment was ineffective as of December 31, 2012. We lacked a sufficient compliment of trained finance and accounting personnel and did not establish adequate accounting and financial reporting policies and procedures as a general matter. In particular, there were material weaknesses in our control environment and the design, establishment, maintenance and communication of effective controls relating to revenue recognition. In addition, our accounting and financial reporting processes were dependent on the maintenance of spreadsheets that had become inadequate to ensure accurate and timely financial reporting given the growth of the Company and the volume of transactions. Our review of internal controls is ongoing. Management will provide a complete updated assessment of internal controls and related remedial activities in our amended Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which we plan to file with the SEC as soon as practicable.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

Managements Comments on 2013

Our revenues for the year ended December 31, 2013 of $64.8 million grew 66% when compared with the restated revenue of $39.1 million for the year ended December 31, 2012. The primarily reason for the increase is the increase in new subscription agreements, as well as our client retention rate of 97% for the year. The Company has continued to add subscription agreements each quarter since inception. At December 31, 2013, the total number of client agreements (net of cancellations) was 2,450 compared with 1,808 at December 31, 2012, an increase of 642. Additionally, upgrades in the year, which consist of the addition of users by existing clients, increased 3% over 2012, based on the dollar value added to existing annual contracts.

The Company has been profitable on an operating basis for the past two years with operating income for the year ended December 31, 2013 of $10.3 million compared to $7.6 million for 2012. Our results for the year ended December 2013 were impacted by approximately $7.8 million in one-time costs related to the previously disclosed Special Committee process of $2.3 million, costs related to the restatement, three year re-audit and the previously disclosed Audit Committee investigation of $3.3 million and the cash portion of the CEO’s substitute remuneration package accrued in 2013 of $2.2 million. We expect to incur additional cost related to the re-audit and restatements in the first quarter of 2014. During 2013, we continue to improve our cash position as a result of our high retention rate, addition of new clients and improved profitability from operations resulting in cash on hand at December 31, 2013 of $56.0 million an increase of $22.7 million over our cash balance at December 31, 2012.

Net income for the year ended December 31, 2013 is $6.4 million compared to $10.6 million for 2012, a decrease of $4.2 million. Due to the restatement, our 2012 income tax expense was off-set by the reversal of the full valuation allowance in the third quarter of 2012, resulting in a net income tax benefit of $2.9 million as of December 31, 2012. The income tax expense for the year ended December 31, 2013 of $3.6 million was not affected. The restatement adjustments discussed in Note 2 resulted in changes to the Company’s income before provision for income taxes throughout each of the periods subject to restatement. Accordingly, throughout each of the periods subject to restatement, we have restated our income tax expense (benefit) and related deferred tax assets and liabilities. The primary impact of the restatements on our net income, other than the change in income before provision for income taxes, was to change the timing and the amount of the reversal of the full valuation allowance on our deferred tax assets.

/s/ Alex Sodi

Alex Sodi

Chief Executive Officer

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

1

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as “expect,” “believe,” “continue,” and “intend,” as well as similar comments, are forward-looking in nature. There are numerous risks and uncertainties that could cause actual results and the timing of events to differ materially from those anticipated by the forward-looking statements in this Preliminary Full Year Announcement. Such risks and uncertainties may give rise to future claims and increase our exposure to contingent liabilities. These risks and uncertainties arise from the following issues (among other factors):

•	We have had to restate certain of our historical financial statements and as a result have not been able to timely file periodic reports with NZX or the Securities and Exchange Commission;
•	As of December 31, 2012 we identified material weaknesses in our internal controls over financial reporting and concluded that our disclosure controls were not effective; we must address the material weaknesses in our internal controls over financial reporting and our disclosure controls, which otherwise may impede our ability to produce timely and accurate financial statements and periodic reports;
•	The financial statements included in this Preliminary Full Year Announcement are unaudited and could be subject to change as we complete our audit;
•	As disclosed in our prior filings, our Special Committee investigation identified a number of instances in which we were not, or may not have been, in compliance with applicable New Zealand and U.S. regulatory obligations;
•	We face the risk of litigation or governmental investigations or proceedings relating to the restatement or the matters covered by the Special Committee investigation;
•	Certain of our past stock issuances and stock option grants may expose us to potential contingent liabilities, including potential rescission rights;
•	We are subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the U.S. and New Zealand and face higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes;
•	Our business is highly competitive and we face the risk of declining customer renewals or upgrades;
•	If we do not successfully develop or introduce new product offerings, or enhancements to our existing Boardbooks offering, or keep pace with technological changes that impact the use of our product offerings, we may lose existing customers or fail to attract new customers; and
•	We may fail to manage our growth effectively.

In addition we refer you to our supplemental “Risk Factors” disclosure filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2014 for an extended discussion of the risks confronting our business. The forward-looking statements in this Preliminary Full Year Announcement should be considered in the context of these risk factors. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the U.S. federal securities laws or the NZSX Listing Rules.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

2

Diligent Board Member Services, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2013	2012
		(As restated)
	(in thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$55,977	$33,311
Term deposit	103	103
Accounts receivable, net	1,750	1,542
Deferred commissions	2,999	2,081
Prepaid expenses and other current assets	4,297	899
Income taxes receivable	1,639	-
Deferred tax assets	6,207	3,939
Total current assets	72,972	41,875

Property and equipment, net	8,309	3,913
Deferred tax assets	436	1,532
Restricted cash - security deposits	594	225
Other non-current assets	-	167
Total assets	$82,311	$47,712

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,402	$222
Accrued expenses and other liabilities	13,597	4,964
Income taxes payable	-	1,391
Deferred revenue	37,899	23,935
Current portion of obligations under capital leases	847	702
Total current liabilities	54,745	31,214

Non-current liabilities:
Obligations under capital leases, less current portion	766	237
Deferred tax liabilities	-	31
Other non-current liabilities	1,823	272
Total non-current liabilities	2,589	540

Total liabilities	57,334	31,754

Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized, 32,667,123 shares issued and outstanding	3,261	3,233

Stockholders' equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 83,586,155 and 81,861,335 shares issued and outstanding	84	84
Additional paid-in capital	28,773	26,050
Accumulated deficit	(7,101)	(13,478)
Accumulated other comprehensive income (loss)	(40)	69
Total stockholders' equity	21,716	12,725
Total liabilities, redeemable preferred stock and stockholders' equity	$82,311	$47,712

See accompanying notes to condensed consolidated financial statements

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

3

Diligent Board Member Services, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Year ended December 31,
	2013	2012
		(As restated)
	(in thousands, except per share amounts)
Revenues	$64,757	$39,127
Cost of revenues	12,662	9,534
Gross profit	52,095	29,593

Operating expenses:
Selling and marketing expenses	9,567	8,657
General and administrative expenses	18,383	9,593
Research and development expenses	4,497	2,276
Depreciation and amortization	1,565	1,187
Special committee and other one time costs	7,771	263
Total operating expenses	41,783	21,976
Operating income	10,312	7,617

Other income (expenses):
Interest income, net	(91)	97
Foreign exchange transaction gain (loss)	(236)	16
Total other income, net	(327)	113

Income before provision for income taxes	9,985	7,730
Income tax expense (benefit)	3,609	(2,924)
Net income	$6,376	$10,654

Earnings per share:
Basic	$0.05	$0.09
Diluted	$0.05	$0.09
Weighted average shares outstanding:
Basic	116,427	114,850
Diluted	122,007	120,015

See accompanying notes to condensed consolidated financial statements

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

4

Diligent Board Member Services, Inc.

Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Year ended December 31,
	2013	2012
		(As restated)
	(in thousands)
Net income	$6,376	$10,654
Other comprehensive income (loss):
Foreign exchange translation adjustment	(109)	71
Comprehensive income	$6,267	$10,726

See accompanying notes to condensed consolidated financial statements

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

5

Diligent Board Member Services, Inc.

Condensed Consolidated Statement of Changes in Stockholders' Equity

(in thousands, except per share amounts)
(Unaudited)

						Accumulated
		Common	Additional	Note		Other	Total
	Common	Stock	Paid-in-	Receivable from	Accumulated	Comprehensive	Stockholders'
	Shares	$.001 Par Value	Capital	Shareholder	Deficit	Income (Loss)	Equity

Balance at January 1, 2012 (As restated)	81,861	$82	$23,598	$(3,072)	$(24,133)	$(3)	(3,527)
Net income					10,654		10,654
Foreign exchange translation adjustment						71	71
Total comprehensive income							10,726
Capital contribution			240				240
Share-based compensation			1,384				1,384
Tender of common stock in lieu of interest payment on note receivable from affiliate	(134)	(0)	(200)				(200)
Proceeds from maturity of note receivable from affliate				3,072			3,072
Exercise of stock options	1,849	2	543				545
Shares issued under stock purchase plan	10	0	30				30
Income tax benefits - stock transactions			844				844
Amortization of preferred stock offering costs			(28)				(28)
Preferred stock dividend			(359)				(359)
Balance at December 31, 2012 (As restated)	83,586	$84	$26,051	$(0)	$(13,478)	$69	$12,725
Net income	-	-	-		6,377	-	6,377
Foreign exchange translation adjustment						(109)	(109)
Total comprehensive income							6,268
Capital contribution			240				240
Share-based compensation			2,481				2,481
Exercise of stock options	190	0	74				74
Income tax benefits - stock transactions			302				302
Amortization of preferred stock offering costs			(14)				(14)
Preferred stock dividend			(359)				(359)
Balance at December 31, 2013	$83,776	$84	$28,773	$(0)	$(7,101)	$(40)	$21,716

See accompanying notes to condensed consolidated financial statements

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

6

Diligent Board Member Services, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	December 31,
	2013	2012
		(As restated)
	(in thousands)
Net cash provided by operating activities	$27,065	$22,798
Net cash used in investing activities	(3,776)	(2,460)
Net cash provided by (used in) financing activities	(515)	3,971
Effect of exchange rates on cash and cash equivalents	(109)	72
Net increase in cash and cash equivalents	22,665	24,381
Cash and cash equivalents at beginning of year	33,311	8,931
Cash and cash equivalents at end of year	$55,977	$33,311

See accompanying notes to condensed consolidated financial statements

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

7

Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1)	Organization and nature of the business

Diligent Board Member Services, Inc. (“Diligent” or the “Company”) is a global leader in web-based portals for Boards of Directors. The Company develops and sells an online software application called Diligent Boardbooks®, a web-based portal that board members, management and administrative staff use to compile, update, review and archive board materials during and after board meetings. Diligent provides clients with subscription-based access to the software and also provides associated services including securely hosting the clients’ data, and customer service and support for the application.

The Company was incorporated in the State of Delaware on September 27, 2007 and is listed on the New Zealand Stock Exchange (“NZSX”). On December 12, 2007, the Company completed an offshore public offering in connection with its listing on the NZSX. The Company’s corporate headquarters are located in New York, New York.

The Company has a wholly-owned subsidiary located in New Zealand, Diligent Board Member Services NZ Limited (“DBMS NZ”), which provides research and development services for the Company. The Company has a wholly-owned subsidiary in the United Kingdom, Diligent Boardbooks Ltd. (“DBL”) and a wholly-owned subsidiary in Australia, Diligent Board Services Australia Pty Ltd (“DBA”), which provide sales, marketing and customer support services in their respective regions. The Company’s Singapore subsidiary, Diligent APAC Board Services Pte. Ltd. (“APAC”) provides sales in the Asia-Pacific region. At the end of 2012, Diligent formed a subsidiary in Hong Kong to support its Asia-Pacific sales and marketing, which has had no operations to date.

The Company’s consolidated financial statements are presented in U.S. dollars, which is the Company’s functional and reporting currency.

2)	Restatement of Prior Period Condensed Consolidated Financial Statements

As discussed in Note 3, the Company commences recognition of revenue for its subscription agreements when the Boardbooks service is made available to the customer. Our historical practice was to consider the contract date to be the service commencement date, and to begin revenue recognition as of the beginning of the month in which the contract date falls. We have corrected recognition of revenue to prorate revenue on a daily basis starting on the date on which access is provided, which is generally later than the contract date. The Company also records revenue from installation fees charged for initial set-up of the product and training. Previously, the Company had amortized installation fees over the initial contract period, generally one year. The Company has concluded that installation fees should be recognized ratably over the expected life of the customer relationship, which is estimated to be nine years. The effect of the previous approach for both subscription and installation fees was to accelerate the time when revenues were recognized under customer agreements. The effect of correcting these two issues was to reduce previously reported revenue by $4.6 million for the year ended December 31, 2012.

The Company previously recorded sales commissions earned by account managers by recognizing them immediately in the period earned. In order to more appropriately match expenses with the related revenue and to be consistent with how the Company recognizes commissions for its sales staff, the Company has also changed the method of recognizing commission expense for account management personnel, by amortizing commissions over the related contract period, generally twelve months. In addition, the Company historically netted deferred commissions against accrued expense. They are now presented as a separate line item on the consolidated balance sheet as “Deferred Commissions”.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

8

Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company also determined that a note receivable due from a related party should have been recorded as a deduction of stockholders’ equity, rather than as an asset, in accordance with SEC Staff Accounting Bulletin Topic 4-G. Upon formation of the Company in 2007, the Company recorded a note receivable from its predecessor entity of approximately $6.7 million. At December 31, 2008, the Company determined that the value of the note was impaired and recorded an impairment charge of $5.8 million. In 2009 through 2011, the value of the note recovered and the Company recorded impairment recoveries of $0.3 million, $4.3 million and $1.2 million in 2009, 2010 and 2011, respectively. The note matured and was settled in 2012. We have corrected the accounting for the note by presenting it as a reduction in stockholders’ equity in all applicable consolidated balance sheets and have eliminated the impairment charge and subsequent recoveries in the consolidated income statements. This adjustment does not affect any of the periods presented in this Preliminary Full Year Report.

The Company has historically not collected state sales tax on the sale of its subscription service. The Company has determined that it should have collected sales tax in certain states and may also have exposure in several other states, accordingly, the Company has recorded a provision of $0.7 million and $0.5 million for the years ended December 31, 2013 and 2012, respectively. The resulting cumulative provision as of December 31, 2013 related to uncollected sales taxes is $1.5 million. We intend to start collecting and remitting sales tax in certain of these states in 2014.

In addition, we made corrections to accrued liabilities to record expenses in the proper periods, corrected the recording of the capital contribution for the waiver of the preferred stock dividend and other adjustments identified in connection with the restatement.

The changes in the Company’s income before provision for income taxes resulting from the adjustments set forth in the above paragraphs also impacted the provision for income taxes throughout each of the periods subject to restatement. Accordingly, throughout each of the periods subject to restatement, we have restated our income tax expense and related tax assets and liabilities.

The basic earnings per share calculation has been corrected as the weighted average shares outstanding used to compute basic earnings per share has historically excluded the convertible preferred stock outstanding. The preferred stockholders are entitled to participate on an as converted basis in any dividend on the Company’s common stock, and as such are considered Participating Securities to which earnings should be allocated. The preferred stock should have been considered in the calculation of earnings per share in all periods in which the Company had net income.

Additionally, we have corrected the accounting for an equipment and software lease that was entered into in the first quarter of 2013 but initially recorded in the fourth quarter of 2012 and an internal use software license arrangement entered into in the third quarter of 2011.

The restated opening balances within the accompanying consolidated statement of stockholders’ equity as of January 1, 2012 present the cumulative effect of the errors noted above through December 31, 2011, and are as follows:

	As
	Previously
	Reported	Adjustment	As Restated
Accumulated deficit at December 31, 2011	$(19,797)	(4,336)	$(24,133)
Total stockholders' equity at December 31, 2011	$4,119	(7,646)	$(3,527)

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

9

Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following is a reconciliation of previously reported December 31, 2012 consolidated income statement and balance sheet amounts to the restated amounts. We have not presented a reconciliation for the statement of cash flow as these adjustments do not affect the beginning or ending cash balances.

	As
(in thousands, except per share amounts)	Previously		As
Year ended December 31, 2012 (Unaudited)	Reported	Adjustments	Restated
Revenues	$43,736	$(4,609)	$39,127
Cost of revenues	10,043	(509)	9,534
Gross profit	33,693	(4,100)	29,593

Operating expenses:
Selling and marketing expenses	8,554	103	8,657
General and administrative expenses	9,089	504	9,593
Research and development expenses	2,276	-	2,276
Depreciation and amortization	1,216	(29)	1,187
Special committee expenses	263	-	263
Total operating expenses	21,398	577	21,975

Operating income	12,295	(4,677)	7,617

Other income (expenses):
Interest income, net	117	(20)	97
Foreign exchange transaction gain (loss)	16		16
Total other income, net	133	(20)	113

Income before provision for income taxes	12,428	(4,697)	7,730

Income tax expense (benefit)	3,287	(6,211)	(2,924)

Net income	$9,142	$1,514	$10,654

Earnings per share:
Basic	$0.11	$(0.02)	$0.09
Diluted	$0.08	$0.01	$0.09

Weighted average shares outstanding - Basic	82,183	32,667	114,850
Weighted average shares outstanding - Diluted	120,015	-	120,015

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

10

Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

	As
(in thousands)	Previously		As
Balance Sheet as of December 31, 2012 (Unaudited)	Reported	Adjustments	Restated
ASSETS
Current assets:
Cash and cash equivalents	$33,311		$33,311
Term deposit	103	-	103
Accounts receivable, net	3,018	(1,476)	1,542
Deferred commissions		2,081	2,081
Prepaid expenses and other current assets	882	17	899
Deferred tax assets	643	3,296	3,939
Total current assets	37,958	3,917	41,875

Property and equipment, net	5,037	(1,124)	3,913
Deferred tax assets	-	1,532	1,532
Intangible assets, net	217	(217)	-
Restricted cash - security deposits	225	-	225
Other non-current assets	167	-	167
Total assets	$43,604	$4,108	$47,712

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$222		$222
Accrued expenses and other liabilities	2,615	2,350	4,964
Income taxes payable	1,640	(249)	1,391
Deferred revenue	17,581	6,354	23,935
Current portion of obligations under capital leases	702	-	702
Total current liabilities	22,760	8,454	31,214

Non-current liabilities:
Obligations under capital leases, less current portion	1,522	(1,285)	237
Deferred tax liabilities	112	(80)	31
Other non-current liabilities	224	48	272
Total non-current liabilities	1,857	(1,317)	540

Total liabilities	24,617	7,137	31,754

Redeemable preferred stock:
Series A convertible redeemable preferred stock	3,233	-	3,233

Stockholders' equity:
Common Stock	84	-	84
Additional paid-in capital	26,259	(209)	26,050
Accumulated deficit	(10,656)	(2,822)	(13,478)
Accumulated other comprehensive income (loss)	67	2	69
Total stockholders' equity	15,754	(3,028)	12,725
Total liabilities, redeemable preferred stock and stockholders' equity	$43,604	$4,108	$47,712

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

11

Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

3)	Significant accounting policies

Basis of presentation – In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include the deferral and recognition of revenue, the fair value of share-based compensation, accounting for income taxes and the useful lives of tangible and intangible assets. Actual results could differ from those estimates.

Principles of consolidation – The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests its excess cash primarily in bank and money market funds of major financial institutions. Accordingly, its cash equivalents are subject to minimal credit and market risk. At December 31, 2013, cash equivalents include investments in U.S. treasury bills of $17 million and U.S. treasury money market funds of $23 million, which are carried at cost which approximates fair value. The fair value of money market funds was determined by reference to quoted market prices. At December 31, 2012, cash equivalents include investments in U.S. treasury bills of $11 million and U.S. treasury money market funds of $13 million.

Fair value of financial instruments – The fair value of the Company’s cash and cash equivalents, term deposits, accounts receivable, accounts payable and accrued expenses approximates book value due to their short term settlements.

Revenue recognition – We derive our revenues primarily from subscription fees and installation fees, including training. We sell subscriptions to our cloud application that are generally one year in length. Our arrangements do not include a general right of return and automatically renew unless we are notified 30 days prior to the expiration of the initial term. Our subscription agreements do not provide the customer the right to take possession of the software that supports the application. Installation fees consist of the configuration of our service and training of our customers.

We commence revenue recognition when all of the following conditions are met;

•	There is persuasive evidence of the arrangement;
•	The service has been made available to the customer;
•	The fee is fixed or determinable; and
•	The collectability of the fees is reasonably assured.

In October 2009, the Financial Accounting Standards Board, or FASB, ratified authoritative accounting guidance regarding revenue recognition for arrangements with multiple deliverables effective for fiscal periods beginning on or after June 15, 2010. The guidance affects the determination of separate units of accounting in arrangements with multiple deliverables. To qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis. We have determined that the installation fee does not have standalone value, so accordingly, we account for our arrangement as a single unit of accounting.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

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Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Revenue from our subscription service is recognized on a daily basis over the subscription term as the services are delivered. The service is considered delivered, and hence revenue recognition commences, when the customer has access to the Boardbooks product. Revenue is recorded ratably through the end of the contract period, which is generally twelve months from the contract date. Installation fees paid by customers in connection with the subscription service are deferred and are recognized ratably over the expected life of the customer relationships, generally nine years.

Deferred Revenue - Subscription and installation fees paid in advance are recorded as deferred revenue until recognized. Accounts receivable and deferred revenue do not include amounts due for revenue to be recognized in the future which has not yet been collected. Accordingly, deferred revenue includes only unrecognized revenue for which cash has been received and accounts receivable only includes amounts due for services for which we have recognized revenue.

Research and development – Research and development expenses are incurred as the Company upgrades and maintains the Boardbooks software, and develops product enhancements. Such expenses include compensation and employee benefits of engineering and testing personnel, materials, travel and direct overhead associated with design and required testing of the product line. The Company does not allocate indirect overhead to research and development. Direct development costs related to software enhancements that add functionality have been expensed as incurred.

Share-based compensation – The Company measures the cost of employee services received in exchange for an equity-based award using the fair value of the award on the date of the grant, and recognizes the cost over the period that the award recipient is required to provide services to the Company in exchange for the award.

The Company measures compensation cost for awards granted to non-employees based on the fair value of the award at the measurement date, which is the date performance is satisfied or services are rendered by the non-employee.

Net tangible assets per security

NZX has confirmed that for the purpose of the NZSX Listing Rules, the Financial Reporting Act 1993 (New Zealand) will apply to Diligent as an “Issuer” and “Reporting Entity” for the purposes of that Act.

This allows Diligent to report in New Zealand in US$ and according to US GAAP. US GAAP reporting does not provide, or allow, for the presentation of Net Tangible Assets per Share as is required under NZSX Listing Rules. Diligent is providing as supplemental information that the Net Tangible Assets at December 31, 2013 and 2012 are $0.30 and $0.19 per share, respectively.

Earnings per share – Basic earnings per share is computed by dividing the net income attributable to common stockholders, after deducting accrued preferred stock dividends, by the weighted average number of common and preferred shares outstanding for the period, as the Company’s Series A Convertible Redeemable Preferred Stock participates in common stock dividends in a “as converted basis”.

Diluted earnings per share reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock, unless the effect is anti-dilutive. All stock options and convertible redeemable preferred stock were included as potential dilutive securities for all periods applicable.

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

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Diligent Board Member Services, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The components of the calculation of basic and diluted earnings per common share are as follows:

	Year ended December 31,
	2013	2012
	(in thousands)
		(As restated)
Numerator:
Net income	$6,377	$10,654
Preferred stock dividends	(359)	(359)
Net income available to common shareholders	$6,018	$10,295

Denominator:
Basic weighted average shares outstanding	83,760	82,183
Add participating convertible preferred stock	32,667	32,667
Weighted average shares outstanding - Basic	116,427	114,850
Dilutive effect of stock options	5,580	5,165
Weighted average shares outstanding - Diluted	122,007	120,015
Basic earnings per share	$0.05	$0.09
Diluted earnings per share	$0.05	$0.09

The financial statements are in the process of being audited and are therefore subject to adjustment. All amounts are in U.S. dollars unless otherwise stated.

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